UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2008

La Cortez Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2260 El Cajon Blvd. #882 San Diego, CA 92104
(Address of principal executive offices) (Zip Code)

(775) 352-3930
(Registrant’s telephone number, including area code)

La Cortez Enterprises, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Please see the discussion under Item 5.02 of this Report regarding our issuance of common stock which discussion is incorporated by reference into this Item 3.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On February 7, 2008, Maria de la Luz, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole member of our Board of Directors, resigned from her position as director. Ms. de la Luz’s resignation did not result from any disagreement between her and us.

On February 7, 2008, we appointed Nadine Smith as a director to serve as Chairman of our Board of Directors.

Ms. Smith has been a private investor and business consultant for more than five years. Ms. Smith is currently a director of Gran Tierra Energy Inc., a publicly held independent international energy company involved in oil and natural gas exploration and exploitation. Ms. Smith has previously served as a director of Patterson-UTI Energy Inc. and American Retirement Corporation, both public companies. Additionally, during the past ten years, Ms. Smith has served in executive officer capacities for several operating companies.

On February 13, 2008, we issued 230,000 shares of our common stock, $0.001 par value per share, to Ms. Smith at $0.05 per share for an aggregate of $11,500. This issuance of shares to Ms. Smith was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act as a transaction not involving a public offering. The certificate evidencing the shares bears a legend restricting its transfer. Ms. Smith owns an additional 90,000 shares of our common stock, which she purchased in a privately-negotiated transaction from two of our stockholders.

Item 8.01. Other Information

On February 8, 2008, we filed Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the State of Nevada which, among other things, (i) changed our name from La Cortez Enterprises, Inc. to La Cortez Energy, Inc. and (ii) increased our authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

We have changed our name to reflect our plans to focus our business strategy on the energy sector and related opportunities in South America.

Effective February 27, 2008, our Board of Directors declared a 5 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is February 21, 2008, and the payment date is February 26, 2008.

Also on February 7, 2008, stockholders representing 54.2% of our issued and outstanding capital stock executed a written consent in lieu of a meeting and approved the Restated Articles. Pursuant to such consent, the stockholders also approved the creation of our 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan provides for the issuance of both nonstatutory and incentive stock options and other awards to acquire up to 2,000,000 shares (calculated on a post forward stock split basis, as described above) of our common stock.

On February 13, 2008, we issued a press release announcing our name change, our change in authorized shares and the appointment of Ms. Smith as our director. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

(c) Exhibits:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation
99.1	Press release issued by La Cortez Energy, Inc. on February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: February 13, 2008	By:	/s/ Maria de la Luz
Maria de la Luz, President